UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014 (November 12, 2014)

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-196302	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas P. D’Arcy as President and Secretary and Edward F. Lange, Jr. as Treasurer to Replace Edward M. Weil, Jr.

On November 12, 2014, in light of his recent appointment as chief executive officer of RCS Capital Corporation, Edward M. Weil, Jr. resigned from his roles as president, treasurer and secretary of American Realty Capital Healthcare Trust III, Inc. (the “Company”), effective as of that same date. Mr. Weil did not resign pursuant to any disagreement with the Company. Mr. Weil also resigned from his roles as president, treasurer and secretary of the Company’s advisor and property manager. Simultaneously with Mr. Weil’s resignation from his roles as president, treasurer and secretary of the Company, the Company’s board of directors appointed Thomas P. D’Arcy, currently the chief executive officer of the Company, to serve as the Company’s president and secretary, effective as of that same date. Mr. D’Arcy will also continue to serve in his capacity as chief executive officer of the Company. Mr. D’Arcy will also replace Mr. Weil as president and secretary of the Company’s advisor and property manager. Also simultaneously with Mr. Weil’s resignation from his roles as president, treasurer and secretary of the Company, the Company’s board of directors appointed Edward F. Lange, Jr., currently the chief financial officer and chief operating officer of the Company, to serve as the Company’s treasurer, effective as of that same date. Mr. Lange will also continue to serve in his capacity as chief financial officer and chief operating officer of the Company. Mr. Lange will also replace Mr. Weil as treasurer of the Company’s advisor and property manager. There are no related party transactions involving Mr. D’Arcy or Mr. Lange that are reportable under Item 404(a) of Regulation S-K.

Thomas P. D’Arcy, 54, has served as the chief executive officer of the Company, the Company’s advisor and the Company’s property manager since their formation in April 2014. Mr. D’Arcy also has served as the chief executive officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since March 2014 and the ARC HT advisor since April 2012. Mr. D’Arcy has also served as the chief executive officer of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”), the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. D’Arcy has over 28 years of commercial real estate experience. Mr. D’Arcy has served as the chairman of the board of directors of Inland Real Estate Corporation (“Inland”) since April 2008 and as an independent director of Inland since 2005. Prior to joining the ARC HT advisor, Mr. D’Arcy served as president and chief executive officer for Grubb & Ellis Company (“Grubb & Ellis”) since November 2009. He was also a member of its board of directors. Prior to Grubb & Ellis, he was a principal of Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income-producing real estate from 2004 to 2009. From 2001 to 2003, he served as president and chief executive officer of Equity Investment Group, a private real estate investment trust, and as chairman and chief executive officer of Bradley Real Estate, Inc., a NYSE-listed REIT, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.

Edward F. Lange, Jr., 55, has served as chief financial officer and chief operating officer of the Company, the Company’s advisor and the Company’s property manager since April 2014. Mr. Lange has served as chief financial officer and chief operating officer of ARC HT since March 2014 and as chief financial officer and chief operating officer of the ARC HT advisor and the ARC HT property manager since February 2014. Mr. Lange has served as chief financial officer and chief operating officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since March 2014. Mr. Lange has 30 years of executive leadership experience in the real estate finance, residential and healthcare industries. Mr. Lange most recently served as the Chief Executive Officer at HRC Investors Corp. during 2013. Prior to HRC, Mr. Lange served as Chief Financial Officer and Director of Americold Realty Trust from June 2011 until May 2012. Mr. Lange served as the Chief Financial Officer, Chief Operating Officer and Director at BRE Properties, Inc., (“BRE”) a New York Stock Exchange traded REIT, from July 2000 until July 2010. At BRE, he was responsible for the operational leadership of BRE, including community operations, all accounting and finance functions, human resources, information technology and other corporate services. Prior to this, from March 1996 until June 2000, he was the Chief Financial Officer at Health Care REIT, Inc. (“HCN”), a New York Stock Exchange traded REIT. Prior to joining HCN, Mr. Lange served as Senior Vice President of Finance of The Mediplex Group Inc., a publicly-owned operator and developer of skilled nursing facilities and rehabilitation hospitals, and affiliated companies from 1992 to 1996. He started his career in investment banking with The Advest Group Inc., from 1984 until 1992. Mr. Lange serves as a Member of the Advisory Board of Anyone Home, Inc. Mr. Lange served as an Independent Director of STAG Industrial, Inc., a New York Stock Exchange traded REIT, from April 2011 to May 2012. He served as an Independent Director of American Assets Trust, Inc., a New York Stock Exchange traded REIT, from December 2010 until July 2011. He holds a Master of Business Administration degree from the University of Connecticut and Bachelor of Science degree in Urban Planning from the University of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: November 17, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary